                                                                  EXHIBIT 10.61


                                [VISTAINFO LOGO]


                     CHANGE IN CONTROL SEVERANCE AGREEMENT

        This Change in Control Severance Agreement ("Agreement") is made effective as of April 20, 2001 by and between Vista Information Solutions, Inc., a Delaware corporation ("Vista") and Neil Johnson ("Employee").

        A. Employee is currently employed by Vista as Senior Vice President, Finance and Administration and Chief Financial Officer.

        B. Vista is in discussions and negotiations to combine Vista, its assets and operations with another company or companies to enhance the future performance and financial stability of Vista and its businesses.

        C. In order to ensure the continuity of Employee's performance of his duties and for the continued management of Vista's business and operations during any Change in Control, as defined below, Vista will provide a severance package in the event Employee's employment is involuntarily terminated without cause in connection with a Change in Control in accordance with the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, the parties agree as follows:

        1. Termination Upon a Change in Control.

           1.1 Severance Package. If Employee's employment is involuntarily terminated in connection with a Change in Control (as the term is defined below) between May 1, 2001 through twelve (12) months after the Change in Control, other than for Cause (as the term is defined below), Vista agrees to provide Employee with the following "Severance Package," provided Employee complies with the conditions set forth in section 1.2 below: (a) a severance payment equal to twelve (12) months of Employee's then current base salary payable in installments in accordance with Vista's normal payroll schedule; (b) continued health benefits (including medical, dental, vision and section 125 plan coverage) for twelve (12) months on the same terms as when Employee was working, provided Vista's insurance carrier and benefit plans allow for such benefits continuation. In the event Vista's insurance carrier or benefit plans do not allow such coverage continuation, Vista agrees to pay the premiums required to continue Employee's group health care coverage for the 12-month period, under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), provided that Employee elects to continue and remains eligible for these benefits under COBRA, and does not obtain health coverage through another employer during this period; (c) continued payment of the premiums for Employee's life insurance policy on the same terms as during Employee's employment for the 12-month period; (d) a prorated portion of Employee's bonus under Vista's incentive compensation plan (the "Plan") based on the achievement of Employee's incentive target measured as of the date of termination, provided Employee remains eligible under the terms of the Plan; and
(e) accelerated vesting of all options granted to Employee under Vista's stock option plans that, as of the date of termination without Cause remain unexercised and unvested, to the extent permissible by law. The acceleration of vesting provision set forth in this section 1.1 is notwithstanding and in addition to any existing vesting provisions set forth in Vista's stock option plans or Employee's stock option agreements granted pursuant to those plans. Employee shall not be entitled to the Severance Package if Employee's employment is voluntarily terminated by Employee, for any reason, terminated by Vista for Cause or terminated more than twelve (12) months after a Change in Control. For purposes of this Agreement, "Cause" shall mean death, dishonesty, misconduct (including but not limited to violations of law), failure or inability of Employee to perform his job duties (with or without reasonable accommodation, if required by law), or other conduct that has an adverse effect on the name or public image of Vista or is otherwise detrimental to Vista's business interests.

           1.2 Conditions to Receive Severance Package. The Severance Package described above will be paid provided Employee meets the following conditions:
(a) Employee complies with all surviving provisions of any confidentiality or proprietary rights agreement signed by Employee; and (b) Employee executes a full general release, in a form acceptable to Vista, releasing all claims, known or unknown, that Employee may have against Vista, and any subsidiary or related entity, their officers, directors, employees and agents, arising out of or any way related to Employee's employment or termination of employment with Vista.

           1.3 280G. Notwithstanding section 1.1 above, if it is determined that the amounts payable to Employee under this Agreement, when considered together with any other amounts payable to Employee as a result of a Change in Control, cause such payments to be treated as "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code, Vista shall reduce the amount payable to Employee under section 1.1 (to the least extent possible) to an amount that will not subject Employee to the imposition of tax under Section 4999 of the Internal Revenue Code.

           1.4 Change in Control. A Change in Control is defined as any one of the following occurrences:

               (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than a trustee or other fiduciary holding securities of Vista under an employee benefit plan of Vista, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of the securities of Vista representing more than 50% (a) the outstanding shares of common stock of Vista or (b) the combined voting power of the Vista's then-outstanding securities; or

               (b) the sale or disposition of all or substantially all of Vista's assets (or any transaction having similar effect is consummated); or

               (c) Vista is party to a merger or consolidation that results in the holders of voting securities of Vista outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Vista or such surviving entity outstanding immediately after such merger or consolidation; or

               (d) the dissolution or liquidation of Vista.

        2. At-Will Employment. Employee acknowledges that Employee continues as an at-will employee and agrees that nothing in this Agreement is intended to or should be construed to contradict, modify or alter the Employee's at-will employment relationship with Vista.

        3. No Other Severance Benefits. Employee acknowledges and agrees that the Severance Package provided pursuant to this Agreement is in lieu of any other severance benefits to which Employee may be eligible under any other agreement and/or Vista severance plan or practice with regard to a Change in Control.

        4. Binding on Successors. The rights and obligations of Vista under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Vista. Employee shall not be entitled to assign any of Employee's rights or obligations under this Agreement.

        5. Applicable Law. The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the United States of America and the State of California. Each of the parties irrevocably consents to the exclusive jurisdiction of the federal and state courts located in California, as applicable, for any matter arising out of or relating to this Agreement.

        6. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to severance benefits in connection with a Change in Control and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by all parties hereto. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.



Dated:    4/27/01                             /s/ NEIL A. JOHNSON
       --------------------------          ----------------------------------
                                              Neil Johnson

Dated:    4/20/01                       By:   /s/ HOWARD LATHAM
       --------------------------          ----------------------------------
                                              Howard Latham
                                              Chief Executive Officer
                                              Vista Information Solutions, Inc.